Exhibit 99.2

Trinity Capital Inc. Declares Cash Dividend of $0.40 per Share for the First Quarter of 2022
and New Supplemental Cash Dividend of $0.15 per Share

PHOENIX, March 17, 2022 /PRNewswire/ -- Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital” or the “Company”), a leading specialty lending company that provides debt, including loans and equipment financing, to growth stage companies backed by technology banks, venture capital and private equity firms, today announced that on March 15, 2022, its Board of Directors declared a regular cash dividend of $0.40 per share with respect to the quarter ending March 31, 2022. This dividend represents an increase of 11.1% over the dividend declared in the prior quarter.

In addition to the regular quarterly dividend, the Board of Directors declared a new supplemental cash dividend of $0.15 per share in the first quarter, with the intent to declare equal special dividends in the second, third and fourth quarters of 2022 for a total of $0.60 per share in 2022, subject to future Board of Director approval.

This supplemental dividend will be paid out of Trinity Capital’s undistributed taxable income (taxable income in excess of dividends paid) as of December 31, 2021.

The following are key dates for the regular and new supplemental dividend for the quarter ending March 31, 2022:

Summary of First Quarter 2022 Regular and Supplemental Dividends:

Declaration date	March 15, 2022
Record Date	March 31, 2022
Payment Date	April 15, 2022

The Company’s objective is to distribute four quarterly dividends in an amount that approximates 90% to 100% of its taxable quarterly income or potential annual income for a particular year in order to qualify for tax treatment as a regulated investment company under the Internal Revenue Code of 1986. In addition, during any particular year, the Company may pay additional supplemental dividends, so that the Company distributes approximately all its annual taxable income in the year it was earned, or it may spill over the excess taxable income into the coming year for future dividend payments.

Dividends are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the dividends will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company’s periodic reports filed with the Securities and Exchange Commission.

About Trinity Capital Inc.

Trinity Capital (Nasdaq: TRIN), an internally managed specialty lending company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, is a leading provider of debt, including loans and equipment financing, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Trinity’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the COVID 19 pandemic on the economy, financial markets, our business, our portfolio companies and our industry. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Vibhor Garg

Managing Director, Marketing

Trinity Capital, Inc.

ir@trincapinvestment.com